EXHIBIT 99

CERTIFICATIONS PURSUANT TO 18 UNITED STATES CODE §1350

        Each of the undersigned hereby certifies that to his knowledge the quarterly report on Form 10-Q for the fiscal period ended March 31, 2003 of The Allstate Corporation filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and result of operations of The Allstate Corporation. This certification accompanies this quarterly report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by The Allstate Corporation for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

May 8, 2003	/s/ EDWARD M. LIDDY Edward M. Liddy Chairman of the Board, President and Chief Executive Officer
/s/ DANNY L. HALE Danny L. Hale Vice President and Chief Financial Officer

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